Dear Liz, Solo Brands, LLC (the “Company”) is pleased to offer you employment with the Company on the terms and conditions described below. This offer of employment is contingent on your satisfactory completion of certain requirements, as more fully explained in this letter. • Position & Start Date: You will start in a full-time position of Chief Marketing Officer- Solo Stove. In this capacity, you will perform duties and responsibilities that are reasonable and consistent with such a position as may be assigned to you from time to time. You will report directly to John Larson, Chief Executive Officer and Brand President Solo Stove. You agree to devote your full business time, attention, and best efforts to the performance of your duties and to the furtherance of the Company's interests. If you accept this offer, your start date will be June 23, 2025. • Base Salary: Your base salary will be $400,000 per year, payable in accordance with the standard payroll practices of the Company and subject to all withholdings and deductions as required by law. • Annual Bonus: You will also be eligible to participate in the company's annual bonus program, with a target bonus of 50% of your annual base salary, according to Company's performance. The 2025 annual bonus is pro-rated based on your start date. • Annual Equity: You will also be eligible to participate in the 2026 company's annual equity program. Additional details of this plan will be provided. The company anticipates offering you accelerated vesting of your equity awards, with full details to be provided in a separate agreement or equity plan documentation following your acceptance of this offer. In the event of a Change in Control (as defined in parent company’s 2021 Incentive Award Plan), the following 12 months of unvested RSUs from the date of the Change in Control shall immediately vest in full, regardless of whether you remain employed. • Severance Plan: Your employment may be terminated by the Company for cause at any time and without prior notice. Your employment may also be terminated by Solo Brands without cause at any time and without prior notice; provided, however, that if your employment is terminated without cause, you shall be entitled to receive severance benefits in the form of your regular monthly base salary in effect at the time of the termination of your employment less applicable withholdings ("severance Payments") for a period of 12 months ("Severance Period"), beginning on the first pay period following execution and the non-revocation of a release of claims provided by Solo Brands on the termination of your employment in a form acceptable to Solo Brands. In the event of a termination by Company without cause or by you for good reason within twenty-four (24) months following a Change in Control (as defined in parent company’s 2021 Incentive Award Plan), you shall be entitled to receive the target Annual Performance Bonus, pro-rated for the number of days employed during the year of termination and based on actual performance for the year of termination, payable at the time annual bonuses are paid to similarly situated executives. The Company also agrees to pay or reimburse you for a portion of the COBRA coverage for medical and prescription drug coverage for you and any of your electing qualified beneficiaries who were covered under such plan on the Termination Date, such that your portion of the medical and prescription drug coverage premium is equal to the rate applicable to active employees plus an administrative surcharge equal to 2% of the total medical and prescription drug coverage premium for the number of months in the Exhibit 10.2

Severance Period (the “COBRA Subsidy Period”), provided that the COBRA Subsidy Period shall cease with respect to a COBRA qualified beneficiary in the event that such individual becomes ineligible for COBRA coverage under the Employer’s group health plan. The Severance Payments shall immediately cease upon you beginning any subsequent employment or consulting relationship during the Severance Period, provided, however, your engagement in any board, advisory or teaching role, whether current or undertaken in the future, that is less than full- time shall not, on its own, be deemed to constitute such employment or consulting relationship for this provision. You agree to inform the Company of your new employment prior to your start date. For purposes of this agreement "cause" shall include: (a) your misconduct or negligence in the performance of your duties or to follow lawful directives of your supervisor; (b) indictment for, conviction of, or pleading of guilty of a felony; (c) commission of an act of moral turpitude; (d) performance of an act of theft, embezzlement, fraud, malfeasance, dishonesty, or misappropriation of Company property; (e) your use of illegal drugs or abuse of alcohol that impairs your ability to perform your duties; (f) your breach of any restrictive covenants to which you are bound or material violation of Company's code of conduct or other written policy. • Board of Directors: You will remain on the BOD for Solo Brands. Your role on the Board of Directors will be a non-voting role. In the event you resign from your position, you may continue to serve on the Board of Directors as a compensated board member, subject to all necessary corporate approvals, compliance with applicable governance requirements and the Board’s discretion. • Benefits: As a full-time employee, you will be eligible to participate in all health and welfare benefit programs available to similarly situated employees. A copy of our benefit plan is attached. Based on your start date of June 23, 2025 you will be eligible to participate in benefits on August 1, 2025. • 401(k) Plan: The Company has a retirement savings plan in which you will be eligible to participate and is managed by Fidelity. • Personal Time Off: You are eligible for unlimited PTO each year. The Company also has a specific schedule of paid holidays which are announced at the end of each calendar year. The holiday schedule for 2025 includes New Years' Day, Martin Luther King Day, Memorial Day, Independence Day, Labor Day, a Thanksgiving holiday, Christmas Eve, and Christmas Day along with two floating holidays that you can utilize at any time throughout the year. • Employment Relationship: Employment with the Company is not for a specific period of time. Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations which may have been made to you are superseded by this offer. Although your job duties, title, compensation, and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and the Company. • Contingent Offer: The Company reserves the right to conduct background and/or reference checks on all prospective employees along with verification of your right to work in the United States. Your job offer is contingent upon clearance of such verification, background and/or reference checks as applicable. This offer will be withdrawn if any of the above conditions are not satisfied. • Company Policies and Additional Policies: As an employee of the Company, you will be expected to abide by and adhere to the Company’s rules and standards. As a condition of your employment, you will be subject to all applicable employment and other policies of the Company. You will also agree to execute any additional agreements required by the Company at the start of your employment. You further always agree that during your employment (and afterwards as applicable), you will be bound by, and will fully comply with, these additional agreements. • Continuing Obligations: By signing this letter, you confirm with the Company that you are under no contractual or other legal obligations that would prohibit you from performing your duties with the Company. You further confirm that you will not remove or take any documents or proprietary data or materials of any kind, electronic or otherwise, with you from your current or former employer to the Company without written authorization from your current or former employer, nor will you use or disclose any such confidential information during the course and scope of your employment with the Company. You further represent that you can accept this position and carry out the work that it would involve without breaching any legal restrictions on your activities, such as non-competition, non-solicitation or other work-related restrictions imposed by a current or former employer. • Entire Agreement: This letter and other accompanying documents supersede and replace any prior understandings or agreements, whether oral, written, or implied, between you and the Company regarding the matters described in this letter. If you wish to accept this offer, please sign, and date below. As required, by law, your employment with the Company is also contingent upon your providing legal proof of your identity and authorization to work in the United States. Very truly yours, John Larson CEO, Solo Brands ACCEPTED AND AGREED: Liz Vanzura Date /s/ John P. Larson /s/ Liz Vanzura 6/20/2025